EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-53210) of our report dated June 17, 2008 appearing in the annual report on Form 11-K of the Lorain National Bank Employees’ Stock Ownership Plan for the year ended December 31, 2007.
/s/ Plante & Moran, PLLC
Columbus, Ohio
June 17, 2008